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                                                                     EXHIBIT 5.1







                 [Letterhead of Winstead Sechrest & Minick P.C.]







                                 July 20, 1999







Avery Communications, Inc.

190 South LaSalle Street, Suite 1710

Chicago, Illinois, 60603



         Re:      Opinion re Legality

                  Avery Communications, Inc.

                  10,611,650 Shares of Common Stock

                  Registration Statement on Form SB-2 (File No. 333-65133)



Ladies and Gentlemen:



         We have  acted as  counsel to Avery  Communications,  Inc.,  a Delaware corporation  (the  "Company"),  in connection  with the  Company's  registration statement on Form SB-2 (as the same may be amended or supplemented  from time to time,  the  "Registration  Statement")  filed with the  Securities  and Exchange

Commission (the "Commission")  under the Securities Act of 1933, as amended (the

"Act"),  to register for resale from time to time up to  11,788,186  shares (the

"Shares") of common stock, par value $0.01 per share (the "Common Stock") of the

Company by the selling securityholders named therein.



         This opinion is being furnished in accordance with the  requirements of

Item 601(b)(5) of Regulation S-B under the Act.



         In rendering the opinions  expressed herein, we have examined originals or copies,  certified or otherwise  identified to our  satisfaction,  of (i) the

Registration Statement,  (ii) the Company's Certificate of Incorporation and all

amendments thereto, (iii) the Company's Amended and Restated Bylaws, as amended,

(iv) minutes of meetings or consents in lieu of meetings of the Company's  Board of  Directors  and  stockholders,  and (v)  such  other  corporate  records  and documents,  certificates  of corporate  and public  officials and statutes as we have deemed necessary for the purposes of this opinion.



         In our  examination,  we have assumed the legal capacity of all natural persons,  the genuineness of all signatures,  the  authenticity of all documents submitted  to us as  originals,  the  conformity  to original  documents  of all documents submitted to us as certified,  conformed or photostatic copies and the

authenticity  of  the  originals  of  such  latter  documents.   In  making  our

examination  of documents  executed or to be executed by parties  other than the

Company, we have
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Avery Communications, Inc.

July 20, 1999

Page 2



assumed  that such parties had or will have the power,  corporate or others,  to enter into and perform all obligations  thereunder and have also assumed the due authorization  by all requisite  action,  corporate or other,  and execution and delivery by such parties of such  documents and the validity and binding  effect thereof. As to any facts material to the opinions expressed herein which we have not  independently  established or verified,  we have relied upon statements and representations of officers and other representatives of the Company and others.



         Based upon such  examination  and in  reliance  thereon,  we are of the opinion that, when the Registration  Statement  becomes effective under the Act,

the Shares, when sold, will be duly authorized,  validly issued,  fully paid and nonassessable.



         Our opinions  herein are limited in all respects to the substantive law of the State of Texas, the General Corporation Law of the State of Delaware, and

the  federal  laws of the United  States of  America,  and we do not express any opinion  as to the  applicability  of or the  effect  thereon of the laws of any jurisdiction.  We express  no  opinion as to any matter  other than as set forth herein, and no opinion may be inferred or implied herefrom.



         We hereby  consent to the  filing of this  opinion as an exhibit to the

Registration  Statement.  In giving our consent,  we do not hereby admit that we are in the category of persons whose consent is required  under Section 7 of the

Act or the rules and regulations of the Commission thereunder.





                                          Very truly yours,



                                          /s/  WINSTEAD SECHREST & MINICK P.C.